Exhibit 99.1

For Immediate Release Contact: David S. Silverman (802) 888-6600

Union Bankshares Announces Earnings for the three and nine months ended September 30, 2024 and Declares Quarterly Dividend

Morrisville, VT October 16, 2024 - Union Bankshares, Inc. (NASDAQ - UNB) today announced results for the three and nine months ended September 30, 2024 and declared a regular quarterly cash dividend. Consolidated net income for the three months ended September 30, 2024 was $1.3 million, or $0.29 per share, compared to $2.5 million, or $0.56 per share, for the same period in 2023, and $5.8 million, or $1.27 per share, for the nine months ended September 30, 2024, compared to $8.2 million, or $1.82 per share for the same period in 2023. The decrease in earnings for the comparison periods was primarily due to the impact of the previously announced strategic balance sheet repositioning executed during the third quarter. The Company's wholly-owned subsidiary, Union Bank, executed the sale of $38.8 million in book value of its lower-yielding available-for-sale debt securities for a pre-tax realized loss of $1.3 million, which was recorded in the third quarter of 2024.

Balance Sheet

Total assets were $1.52 billion as of September 30, 2024 compared to $1.40 billion as of September 30, 2023, an increase of $123.9 million, or 8.9%. Loan growth was the primary driver of the increase in total assets with total loans reaching $1.13 billion as of September 30, 2024 including $8.4 million in loans held for sale, compared to $1.03 billion as of September 30, 2023, with $6.5 million in loans held for sale. Asset quality remains strong with minimal past due loans and net recoveries of $5 thousand and $15 thousand for the three and nine months ended September 30, 2024, respectively.

Loan demand has remained strong during the third quarter of 2024 with growth in the residential, commercial, and municipal portfolios, despite higher interest rates and low residential inventory. Qualifying residential loans of $76.1 million were sold during the first nine months of 2024 compared to sales of $54.2 million for the first nine months of 2023.

Total deposits were $1.17 billion as of September 30, 2024 and include $80.0 million of purchased brokered deposits compared to deposits of $1.22 billion as of September 30, 2023 with $153.0 million of purchased deposits. Federal Home Loan Bank advances of $230.7 million were outstanding as of September 30, 2024 compared to $90.7 million outstanding as of September 30, 2023. In addition to borrowings from the Federal Home Loan Bank, $10.0 million in advances from the Federal Reserve's Bank Term Funding Program were outstanding as of September 30, 2024.

The Company had total equity capital of $72.3 million and a book value per share of $15.98 as of September 30, 2024 compared to $49.2 million and a book value of $10.92 per share as of September 30, 2023. Total equity capital is reduced by accumulated other comprehensive loss as it relates to the fair market value adjustment for investment securities. Accumulated other comprehensive loss as of September 30, 2024 was $26.8 million compared to $47.1 million as of September 30, 2023.

Income Statement

Consolidated net income was $1.3 million for the third quarter of 2024 compared to $2.5 million for the third quarter of 2023, a decrease of $1.2 million, or 47.7%. The decrease in net income was comprised of the $1.3 million net loss on the sale of available-for-sale securities mentioned above, increases in credit loss expense of $564 thousand and noninterest expenses of $483 thousand, partially offset by increases of $282 thousand in net interest income, $431 thousand in noninterest income, and a decrease in income tax expense of $419 thousand.

Net interest income was $9.4 million for the three months ended September 30, 2024 compared to $9.1 million for the three months ended September 30, 2023, an increase of $282 thousand, or 3.1%. Interest income was $17.2 million for the three months ended September 30, 2024 compared to $14.8 million for the same period in 2023, an increase of $2.4 million, or 15.8%, due to the larger earning asset base and higher interest rates on new loan volume. Interest expense increased $2.1 million to $7.8 million for the three months ended September 30, 2024 compared to $5.7 million for the same period in 2023, due to utilization of higher cost wholesale funding, such as Federal Home Loan Bank advances and brokered deposits, and customers seeking higher returns on their deposits.

Credit loss expense of $425 thousand was recorded for the third quarter of 2024 compared to a benefit of $139 thousand recorded for the third quarter of 2023. The increase in expense was to support loan growth during the period and was not due to a deterioration in credit quality. Management continues to assess the adequacy of the Allowance for Credit Losses quarterly.

Noninterest income, excluding the loss on the bond sale, was $2.9 million for the three months ended September 30, 2024 compared to $2.5 million for the same period in 2023. Sales of qualifying residential loans to the secondary market for the third quarter of 2024 were $35.2 million resulting in net gains of $540 thousand, compared to sales of $24.7 million and net gains on sales of $336 thousand for the same period in 2023. Noninterest expenses increased $483 thousand, or 5.4%, to $9.4 million for the three months ended September 30, 2024 compared to $8.9 million for the same period in 2023. The increase during the comparison period was due to increases of $295 thousand in salaries and wages, $305 thousand in employee benefits, $46 thousand in occupancy expenses, $71 thousand in equipment expenses, partially offset by a decrease of $234 thousand in other expenses.

Income tax benefit was $123 thousand for the three months ended September 30, 2024 a decrease of $419 thousand compared to income tax expense of $296 thousand for the same period in 2023. The decrease is primarily attributable to the income tax benefit resulting from the $1.3 million loss on the bond sale.

Dividend Declared

The Board of Directors declared a cash dividend of $0.36 per share for the quarter payable November 7, 2024 to shareholders of record as of October 26, 2024.

About Union Bankshares, Inc.
Union Bankshares, Inc., headquartered in Morrisville, Vermont, is the bank holding company parent of Union Bank, which provides commercial, retail, and municipal banking services, as well as, wealth management services throughout northern Vermont and New Hampshire. Union Bank operates 19 banking offices, three loan centers, and multiple ATMs throughout its geographical footprint.
Since 1891, Union Bank has helped people achieve their dreams of owning a home, saving for retirement, starting or expanding a business and assisting municipalities to improve their communities. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in lives of low to moderate home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators and has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank's employees contribute to the communities where they work and reside, serving on non-profit boards, raising funds for worthwhile causes, and giving countless hours in serving our fellow residents. All of these efforts have resulted in Union receiving and "Outstanding" rating for its compliance with the Community Reinvestment Act ("CRA") in its most recent examination. Union Bank is proud to be one of the few independent community banks serving Vermont and New Hampshire and we maintain a strong commitment to our core traditional values of keeping deposits safe, giving customers convenient financial choices and making loans to help people in our local communities buy homes, grow businesses, and create jobs. These values--combined with financial expertise, quality products and the latest technology--make Union Bank the premier choice for your banking services, both personal and business. Member FDIC. Equal Housing Lender.

Forward-Looking Statements
Statements made in this press release that are not historical facts are forward-looking statements. Investors are cautioned that all forward-looking statements necessarily involve risks and uncertainties, and many factors could cause actual results and events to differ materially from those contemplated in the forward-looking statements. When we use any of the words “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. The following factors, among others, could cause actual results and events to differ from those contemplated in the forward-looking statements: uncertainties associated with general economic conditions; changes in the interest rate environment; inflation; political, legislative or regulatory developments; acts of war or terrorism; the markets' acceptance of and demand for the Company's products and services; technological changes, including the impact of the internet on the Company's business and on the financial services market place generally; the impact of competitive products and pricing; and dependence on third party suppliers. For further information, please refer to the Company's reports filed with the Securities and Exchange Commission at www.sec.gov or on our investor page at www.ublocal.com.